Exhibit 15(a)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements (Form S-8 Nos. 333-99785, 333-89508, 333-104691, 333-126139, 333-181334, 333-197846 and 333-254081) of InterContinental Hotels Group PLC of our report dated 22 February 2021, with respect to the Consolidated Financial Statements of InterContinental Hotels Group PLC, included in this Annual Report (Form 20-F) for the year ended 31 December 2021.

/s/ Ernst & Young LLP

London, England

3 March 2022